UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 16 May 2018

Air Products and Chemicals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-04534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard Allentown, Pennsylvania		18195-1501
(Address of Principal Executive Offices)		(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On 16 May 2018 Corning F. Painter, Executive Vice President, Industrial Gases of Air Products and Chemicals, Inc. (the “Company”), informed the Company that he will depart effective 31 July 2018 in order to pursue other opportunities.

In connection with Mr. Painter’s departure, on 16 May 2018 the Company and Mr. Painter entered into a Transition and Separation Agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Painter will receive a lump sum cash severance payment of $2,582,005 and will be eligible to receive a cash severance bonus payment of $1,000,000 if the Company completes a business development project before 31 December 2019. The Separation Agreement provides that Mr. Painter’s outstanding equity awards will be treated as follows: (i) outstanding stock options will remain exercisable for the remainder of their applicable term; (ii) unearned performance shares will remain outstanding and will be paid out based on Company performance for the applicable award cycle, calculated on a pro rata basis to account for Mr. Painter’s service during the applicable performance period; and (iii) all restrictions on restricted shares will lapse and all unvested restricted stock units will become vested in full on the separation date. The Separation Agreement also provides Mr. Painter with certain additional severance benefits, including (i) subsidized continuation coverage under the Company’s group medical and dental plans for Mr. Painter and his eligible dependents for 12 months, (ii) outplacement assistance for up to 12 months and (iii) attorneys’ fees incurred in connection with the Separation Agreement. In addition, the Separation Agreement obligates Mr. Painter to execute a release of claims against the Company on the separation date and comply with certain confidentiality, non-solicitation and non-disparagement covenants. Under the Separation Agreement the Company agreed to deliver a subsequent release of claims against Mr. Painter and waive Mr. Painter’s compliance with existing non-competition covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc. (Registrant)

Date: 17 May 2018	By:	/s/ Sean D. Major
Sean D. Major
Executive Vice President, General Counsel and Secretary